UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 21, 2006

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 21, 2006, the Company issued a press release announcing the retirement of Joel W. Johnson as chairman of the company’s board of directors, and the election of Jeffrey M. Ettinger to succeed Mr. Johnson as chairman.  The text of the press release follows:

“AUSTIN, Minn. (Nov. 21, 2006) — Hormel Foods Corporation (NYSE:HRL) today announced the retirement of Joel W. Johnson as chairman of the company’s board of directors, ending 11 years of service in this capacity.  He was elected chairman in 1995 while serving as company president and chief executive officer.

Hormel Foods also announced the election of Jeffrey M. Ettinger as chairman of the board, effective immediately.  He will continue to serve as company president and chief executive officer.

‘Joel’s legacy as chairman of the board for Hormel Foods is his significant impact on the company’s product portfolio,’ Ettinger said.  ‘The emphasis on branding, the expansion into China, the growth of the turkey business and the advance into the ethnic foods category were key initiatives under his leadership.  Under Joel, company sales more than doubled, earnings per share more than tripled and the stock price nearly quadrupled.  We send Joel and his family our appreciation and best wishes in retirement.’

Ettinger was elected to the position of president in 2004 and chief executive officer in 2005.  He joined the company in 1989 and served in a variety of roles, including senior attorney, product manager for Hormel® chili, treasurer, and president and chief executive officer of Jennie-O Turkey Store.

About Hormel Foods

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For each of the past six years, Hormel Foods was named one of “The Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: November 21, 2006	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated: November 21, 2006	By	/s/J. H. FERAGEN
J. H. FERAGEN
Vice President and Treasurer